AMENDMENT
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                                       TO
                                       --
                       CERTIFICATE OF LIMITED PARTNERSHIP
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                                       OF
                                       --
                      RIO VISTA OPERATING PARTNERSHIP L.P.
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1.   The name of the Limited Partnership is RIO VISTA OPERATING PARTNERSHIP L.P.

2.   The address of the General Partner is hereby changed to:

                          820 GESSNER ROAD, SUITE 1285
                                HOUSTON, TX 77024

     It is declared that the undersigned General Partner executed this Amendment to Certificate of Limited Partnership as its act and deed.

     Dated as of August 20, 2003

                                        RIO VISTA OPERATING GP LLC,
                                        the sole general partner


                                        By:  /s/ Ian T. Bothwell
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                                             Ian T. Bothwell, Treasurer
                                             Authorized Officer